Exhibit 5.1

[Lane Powell PC Letterhead]

March 28, 2014

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

Ladies and Gentlemen:

We have acted as counsel to Nordstrom, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under to the Securities Act of 1933, as amended (the “Securities Act”), relating to $665,562,000 aggregate principal amount of 5.00% Senior Notes due 2044 of the Company (the “Exchange Notes”), which are to be offered in exchange for an equivalent aggregate amount of currently outstanding 5.00% Senior Notes due 2044 (the “Original Notes”), which were, and the Exchange Notes will be, issued under the Indenture (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Company, the Indenture, the form of the Exchange Notes and such other documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In addition, we have assumed that the Exchange Notes were delivered and sold as contemplated by the Prospectus and have relied upon the statements contained in the Registration Statement and certificates and statements of officers of the Company as well as certificates and records of public officials, and have made no independent investigation with regard thereto. We have made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as original documents and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that when (a) the Registration Statement, as finally amended (including all post-effective amendments, if any), has become effective under the Securities Act and (b) the Exchange Notes have been duly executed and issued by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered against surrender and cancellation of like principal amount of the Original Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Regardless of the states in which members of this firm are licensed to practice, in rendering the opinions set forth herein, we express no opinion as to any law of any jurisdiction other than the federal laws of the United States and laws of the State of Washington. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion. No opinion may be implied or inferred beyond the opinions expressly stated in the paragraph immediately above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our name under the heading “Legal Matters” in the Prospectus constituting part of such Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

/s/ Lane Powell PC

LANE POWELL PC

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